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                      Securities and Exchange Commission
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)


                                April 16, 1997


                           Gothic Energy Corporation
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            (Exact name of registrant as specified in its charter)

         Oklahoma                 0-19753                   22-2663839
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(State or other jurisdiction    (commission             (IRS Employer
of incorporation)               File Number)            Identification No.)


           5727 South Lewis Avenue, Suite 700, Tulsa, Oklahoma 74105
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                   (Address of principal executive offices)


Registrant's telephone number, including area code:   (918) 749-5666
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         (Former name or former address, if changed since last report)
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ITEM 5.         OTHER EVENTS:

          On April 16, 1997, Gothic Energy Corporation ("Gothic") announced that it had signed a letter of intent with Pittencrieff Resources plc, a U.K. company, for Gothic to make an offer to purchase, in accordance with the Takeover Code of the United Kingdom, all of the outstanding capital stock of Pittencrieff. A copy of the press release is attached hereto as an exhibit.

          The making of the offer is subject to various conditions including, among others, the completion by Gothic of acquisition financing. The aggregate purchase price for the shares, assuming all shares are tendered, is (Pounds)34.5 million (UK) (approximately $56,342,000 US, based on current exchange rates), or 60 pence (UK) (approximately $0.979 US) per share.

          Pittencrieff is an oil and gas exploration and production company with various interests in approximately 1,600 producing oil and gas wells in the United States and Canada. Pittencrieff is the operator of approximately 330 of these wells.


ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS:

          (a)   Financial statements of businesses acquired.

                                 Not applicable

          (b)   Pro forma financial information.

                                 Not applicable

          (c)   Exhibits.

                (i)     Copy of press release dated April 16, 1997.

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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused thus report to be signed on its behalf by the undersigned hereunto duly authorized.



                              Gothic Energy Corporation



                         By:    /s/ Michael K. Paulk
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                              Michael K. Paulk, President



Dated:  April 17, 1997

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